UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 1, 2015

       Portlogic Systems Inc.

(Exact name of registrant as specified in its charter)

Nevada

333-151434

20-2000407

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

2 Toronto Street, Suite 422, Toronto, Ontario, Canada

M5C 2B5

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code

(647) 847-8350

_________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 1, 2015, we entered in a Convertible Drawdown Loan agreement with KJV Property Group LLC in consideration for a drawdown loan of $100,000 USD for funds advanced, over a term of two years. Any unpaid amount of the drawn down balance borrowed may be payable on demand, convertible to common shares, or written off as expense by KJV Property Group. Interest payable on the Principal Amount shall accrue at a fixed rate equal to the prime interest rate plus 2%. We are permitted to make partial payments against the principal amount and interest at any time without penalty.

The Convertible Drawdown Loan agreement by Portlogic Systems Inc. to KJV Property Group LLC is filed as Exhibit 10.1 to this report, incorporated herewith.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.

Description

10.1

Convertible Drawdown Loan agreement by Portlogic Systems Inc. to KJV Property Group LLC, dated May 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Portlogic Systems Inc.

(Registrant)

Date: May 5, 2015

/s/ Jueane Thiessen

(Signature)

Name:

Jueane Thiessen

Title:

Chief Executive Officer